Exhibit 99.1

FOR IMMEDIATE RELEASE

UTEK Corporation Reports Financial Results for Quarter Ended March 31, 2008

Tampa, FL — (BUSINESS WIRE) – May 6, 2008 — UTEK Corporation (AMEX & LSE-AIM: UTK) today announced financial results for the three months ended March 31, 2008.

Results of Operations

For the quarter ended March 31, 2008, income from operations (revenue) was $3,665,566 as compared to $7,947,771 for March 31, 2007. Net income (loss) from operations for the quarter ended March 31, 2008 was ($378,399), as compared to $2,233,391 for the quarter ended March 31, 2007. Approximately 72% and 88% of our income from operations (revenue) was received in the form of unregistered shares of stock for the quarters ended March 31, 2008 and 2007, respectively.

The net decrease in net assets from operations (including net income (loss) from operations and realized and unrealized gains and losses on investments) was ($5,055,277) or ($0.55) per weighted average diluted share outstanding for the quarter ended March 31, 2008, as compared to ($406,569) or ($0.05) per weighted average diluted share outstanding for the quarter ended March 31, 2007.

The value of the Company’s investment portfolio was $23,973,161 at March 31, 2008, as compared to $30,401,757 at December 31, 2007. Equity monetization for the quarter was approximately $1.5 million. Net asset value per common share outstanding was $4.47 at March 31, 2008 as compared with $4.85 at December 31, 2007.

Liquidity and Financial Condition

The Company ended the quarter with cash, cash equivalents and certificates of deposit of $5,500,209, total assets of $43,134,610 and net assets of $41,084,100. The Company had no long-term debt outstanding at March 31, 2008.

Weighted average diluted shares outstanding were 9,161,046 and 8,938,565 for the quarters ended March 31, 2008 and 2007, respectively.

Overview

UTEK is refining its corporate strategy for 2008 to enhance the value of our business. Improvements in our strategy include positioning UTEK as the first turn-key provider of innovation services, through the:

•	Acquisition of Strategos, Inc., a Chicago based strategic innovation consulting firm

•	Acquisition of Pharmalicensing, the leading Open Innovation exchange in the life sciences, based in York, England, and

•	Launch of the TekScout™ Open Innovation Network.

We believe that these steps leverage our technology transfer capabilities while enabling UTEK to provide a more comprehensive solution to those companies that seek to innovate more rapidly.

In addition, some of the recent changes we have made include:

•	Expanded our technology search team to enhance our global search capacity;

•	Hired an experienced head of business development formerly employed by IBM to oversee our sales efforts;

•	Hired an Executive to head our technology licensing, who was formerly president of Lucent’s technology licensing business;

•	Hired an experienced manager to run our TekScout Open Innovation Network; and

•	Engaged Professor Henry Chesbrough, the world’s thought leader on Open Innovation, as a strategic advisor to the Company.

As a result of these efforts, we have experienced an increase in the number of active engagements and the average market capitalization of our clients, as well as the number of on-line clients and consulting clients compared with the first quarter of last year. Our business objective is to provide a comprehensive range of innovation services to enable our clients to grow their businesses while reducing their R&D expenditures. Technology transfers with larger clients will normally require additional time to close, as the transactions involve expended periods of due diligence on behalf of our clients. This resulted in a decrease in the number of executed technology transfers and revenues during the first quarter of 2008 as compared to the first quarter of 2007.

In subsequent periods we will focus our business on innovation consulting services, on-line subscription based IP services, and technology search and licensing primarily for cash remuneration. Equity based licensing transaction will still occur, however on a more selective basis.

Our financial goal remains the growth of our net assets and improved cash-flow in subsequent periods.

Recent Developments

On February 26, 2008, the Company entered into a Stock Purchase Agreement with Strategos, Inc. (“Strategos”). The transaction closed and became effective on April 17, 2008, at which time Strategos was acquired for 1,248,960 shares of UTEK Corporation unregistered common stock. The number of shares is based on the average ten-day closing price prior to execution of the stock purchase agreement. Under the terms of the agreement, Strategos shareholders received one third of the UTEK shares at closing and the remaining UTEK shares will be held in escrow until such time as Strategos achieves certain performance milestones over the next two years. The shareholders of Strategos have agreed not to sell any of the UTEK unregistered shares for at least 12 months following the close of the transaction.

Strategos, Inc. was organized under the laws of California and is based in Chicago, Illinois. Strategos is a leading strategic innovation consulting firm that provides consulting services primarily to Fortune 500 companies.

Financial Position Information

The following tables contain comparative selected financial data as of March 31, 2008 and December 31, 2007 and for the three month periods ended March 31, 2008 and 2007:

UTEK Corporation

Consolidated Statements of Assets and Liabilities

	March 31, 2008 (Unaudited)	December 31, 2007
ASSETS
Investments:
Non-affiliate investments (cost: 2008 - $39,990,308; 2007 - $31,588,337)	$8,741,290	$6,705,850
Affiliate investments (cost: 2008 - $34,459,183; 2007 - $43,779,616)	6,012,200	14,429,000
Controlled investments (cost: 2008 - $18,978,636; 2007 - $17,231,458)	7,720,739	7,768,561
U.S. Treasuries and certificates of deposit (cost: 2008 - $1,498,932; 2007 - $1,498,346)	1,498,932	1,498,346

Total investments	23,973,161	30,401,757
Cash and cash equivalents	4,001,277	5,254,576
Accounts receivable, net of allowance for bad debt	565,090	358,338
Prepaid expenses and other assets	435,218	378,248
Fixed assets, net	495,817	476,578
Goodwill	4,365,101	2,821,064
Intangible assets	943,168	123,812
Deferred tax asset	8,355,778	5,406,704

TOTAL ASSETS	43,134,610	45,221,077

LIABILITIES
Accrued expenses	999,415	790,693
Deferred revenue	1,051,095	755,836

TOTAL LIABILITIES	2,050,510	1,546,529

NET ASSETS	$41,084,100	$43,674,548

Commitments and Contingencies
Composition of net assets:
Preferred stock, $.01 par value, 1,000,000 shares authorized; none issued and outstanding	—	—
Common stock, $.01 par value, 29,000,000 shares authorized; 9,185,243 and 9,011,276 shares issued and outstanding at March 31, 2008 and December 31, 2007, respectively	$91,854	$90,114
Additional paid-in capital	55,582,031	53,148,643
Accumulated income:
Accumulated net operating income	33,119,709	33,498,108
Net realized loss on investments, net of income taxes	(3,638,700)	(3,512,598)
Net unrealized depreciation of investments, net of deferred income taxes	(44,253,949)	(39,703,173)
Foreign currency translation adjustment	183,155	153,454

Net assets	$41,084,100	$43,674,548

Net asset value per share	$4.47	$4.85

UTEK Corporation

Consolidated Statements of Operations

(Unaudited)

	March 31, 2008	March 31, 2007
Income from operations:
Sale of technology rights	$2,712,380	$6,701,340
Consulting and other services	868,739	1,046,717
Investment income, net	84,447	199,714

	3,665,566	7,947,771

Expenses:
Acquisition of technology rights	1,184,000	1,303,279
Salaries and wages	1,205,894	969,341
Professional fees	308,195	321,947
Sales and marketing	648,032	631,979
General and administrative	825,194	831,809
Goodwill impairment	—	33,030

	4,171,315	4,091,385

(Loss) income before income taxes	(505,749)	3,856,386
Provision for income taxes (benefit)	(127,350)	1,622,995

Net income (loss) from operations	(378,399)	2,233,391

Net realized and unrealized gains (losses):
Net realized loss on investments, net of income tax benefit of ($76,082) and ($662,240) for the three months ended March 31, 2008 and 2007, respectively	(126,102)	(1,097,632)
Net change in unrealized depreciation of investments, net of deferred tax benefit of ($2,745,642) and ($930,540) for the three months ended March 31, 2008 and 2007, respectively	(4,550,776)	(1,542,328)

Net decrease in net assets from operations	$(5,055,277)	$(406,569)

Net decrease in net assets from operations per share:
Basic	$(0.55)	$(0.05)
Diluted	$(0.55)	$(0.05)
Weighted average shares:
Basic	9,161,046	8,938,565
Diluted	9,161,046	8,938,565

Conference Call at 10:00 a.m. EDT on Tuesday, May 6, 2008

UTEK will hold a live conference call on Tuesday, May 6, 2008 at 10:00 a.m. EDT to discuss its first quarter 2008 results. All interested parties are invited to attend the conference call.

Conference call dial-in numbers:

US & Canada: 866-672-2663

UK: 0-800-032-3836

Other International Callers: 973-582-2772

Please reference conference ID# 45897390

About UTEK Corporation

UTEK® is a leading Innovation services company. UTEK’s services enable clients to become stronger innovators, rapidly source externally developed technologies and create value from their intellectual property. UTEK is a business development company with operations in the United States, United Kingdom and Israel. For more information about UTEK, please visit its website at www.utekcorp.com.

Forward-Looking Statements

Certain matters discussed in this press release are “forward-looking statements.” These forward-looking statements can generally be identified as such because the context of the statement will include words such as UTEK “expects,” “should,” “believes,” “anticipates” or words of similar import. Similarly, statements that describe UTEK’s future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties, including the financial performance of UTEK and the valuation of UTEK’s investment portfolio, which could cause actual results to differ materially from those currently anticipated. Although UTEK believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, they cannot give any assurance that their expectations will be attained. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating any forward-looking statements. Certain factors could cause results and conditions to differ materially from those projected in these forward-looking statements, and some of these factors are discussed below. These factors are not exhaustive. New factors, risks and uncertainties may emerge from time to time that may affect the forward-looking statements made herein. These forward-looking statements are only made as of the date of this press release and UTEK does not undertake any obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

UTEK’s operating results could fluctuate significantly due to a number of factors. These factors include the small number of transactions that are completed each quarter, the value of individual transactions, the timing of the recognition and the magnitude of unrealized gains and losses, UTEK’s dependence on the performance of companies in its portfolio, the possibility that advances in technology could render the technologies it has transferred obsolete, the loss of technology licenses by companies in its portfolio, the degree to which it encounters competition in its markets, the volatility of the stock market and the volatility of the valuations of the companies it has invested in as it relates to its realized and unrealized gains and losses, the concentration of investments in a small number of companies, as well as other general economic conditions. As a result of these and other factors, current results may not be indicative of UTEK’s future performance. For more information on UTEK and for a more complete discussion of the risks pertaining to an investment in UTEK, please refer to UTEK’s filings with the Securities and Exchange Commission.

Contacts: UTEK Corporation USA: The Investor Relations Group Emily Hanan or Susan Morgenbesser 212-825-3210 UK: Bankside Consultants Steve Liebmann or Simon Bloomfield + 44 (0) 20-7367-8883